Exhibit 4.2

WALMART INC.

Series Terms Certificate

Pursuant to the Indenture

Relating to 3.950% Notes Due 2027

September 6, 2022

Pursuant to Section 3.01 of the Indenture, dated as of July 19, 2005, as amended and supplemented by the First Supplemental Indenture, dated as of December 1, 2006, the Second Supplemental Indenture, dated as of December 19, 2014, and the Third Supplemental Indenture, dated as of June 26, 2018 (as so amended and supplemented, the “Indenture”), in each case, by and between Walmart Inc., a Delaware corporation (the “Company”), and The Bank of New York Mellon Trust Company, N.A., as successor trustee (the “Trustee”), Matthew Allen, Vice President, Finance & Assistant Treasurer of the Company (the “Certifying Authorized Officer”), hereby certifies as follows, and Gordon Y. Allison, Senior Vice President, Office of the Corporate Secretary, Chief Counsel for Finance and Corporate Governance and Assistant Secretary of the Company, attests to the following certification. Any capitalized term used herein shall have the definition ascribed to that term as set forth in the Indenture unless otherwise defined herein.

A.    This certificate is a Series Terms Certificate contemplated by Section 3.01 of the Indenture and is being executed to evidence the establishment and approval of the terms and conditions of a Series that was established pursuant to Section 3.01 of the Indenture by means of a Unanimous Written Consent of the Executive Committee of the Board of Directors of the Company, effective as of August 30, 2022 (the “Series Consent”), which Series is designated as the “3.950% Notes Due 2027” (the “2027 Series”) by the Certifying Authorized Officer pursuant to the grant of authority under the terms of the Series Consent.

B.    Each of the undersigned has read the Indenture, including the provisions of Sections 1.02 and 3.01 and the definitions relating thereto, and the resolutions adopted in the Series Consent. In the opinion of the undersigned, the undersigned have made such examination or investigation as is necessary to enable the undersigned to express an informed opinion as to whether or not all conditions precedent provided for in the Indenture relating to the creation, establishment and approval of the title, the form and the terms of a Series under the Indenture, and to the authentication and delivery by the Trustee of promissory notes of a Series, have been complied with. In the opinion of the undersigned, (i) all such conditions precedent have been complied with and (ii) there are no Events of Default, or events which, with the passage of time, would become an Event of Default under the Indenture that have occurred and are continuing at the date of this certificate.

C.    Pursuant to the Series Consent, the Company is authorized to issue initially promissory notes of the 2027 Series and the other promissory notes of the other series of notes established by the Series Consent having an aggregate principal amount in United States dollars not to exceed $5,000,000,000. A copy of the Series Consent is attached hereto as Annex A. Any promissory notes that the Company issues that are a part of the 2027 Series (the “2027 Notes”) shall be issued in registered book-entry form, shall be substantially in the form attached hereto as Annex B (the “Form of 2027 Note”) and shall initially be represented by a global security. Acting pursuant to authority delegated to the Certifying Authorized Officer pursuant to the Series Consent, the Certifying Authorized Officer has approved and set the aggregate principal amount of the 2027 Notes initially to be issued (the “Initial 2027 Notes”) to be $1,000,000,000.

D.    Pursuant to Section 3.01 of the Indenture, the terms and conditions of the 2027 Series and the 2027 Notes are established and approved to be the following:

1. Designation:

The Series established by the Series Consent is designated as the “3.950% Notes Due 2027”.

2. Aggregate	Principal Amount:

The 2027 Series is not limited as to the aggregate principal amount of all the promissory notes of the 2027 Series that the Company may issue; provided, however, that any additional promissory notes of the 2027 Series that are not fungible with any then outstanding 2027 Notes for United States federal income tax purposes will be issued under CUSIP and ISIN numbers separate from the CUSIP and ISIN numbers of such outstanding 2027 Notes; and provided, further, that no additional 2027 Notes may be issued under the Indenture if an Event of Default has occurred and remains uncured thereunder. The Company is issuing the Initial 2027 Notes in an aggregate original principal amount of $1,000,000,000.

3. Maturity:

Final maturity of the 2027 Notes shall be September 9, 2027.

4. Interest:

a. Rate

The 2027 Notes shall bear interest at the rate of 3.950% per annum, which interest shall commence accruing from and including September 9, 2022.

b. Payment	Dates

Interest shall be payable on the 2027 Notes semi-annually in arrears on each March 9 and September 9 prior to the Maturity of the 2027 Notes and at Maturity to the person or persons in whose name or names the 2027 Notes are registered at the close of business on the immediately preceding February 22 and August 25, respectively, with the initial interest payment date to be March 9, 2023. Interest on the 2027 Notes shall be computed on the basis of a 360-day year consisting of twelve 30-day months.

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5. Currency	of Payment:

The principal and interest payable with respect to the 2027 Notes shall be payable in United States dollars.

6. Payment	Places:

All payments of principal of, and interest on, the 2027 Notes shall be made as set forth in Section 5 of the Form of 2027 Note.

7. Optional	Redemption Features:

The Company may redeem the 2027 Notes, at its option, as a whole or in part, as, and at such times as, set forth in Section 4 of the Form of 2027 Note.

There shall be no sinking fund with respect to the 2027 Notes.

8. Special	Redemption Features, etc.:

None.

9. Denominations:

$2,000 and integral multiples of $1,000 in excess thereof for the 2027 Notes.

10. Principal	Repayment:

100% of the principal amount of the 2027 Notes.

11.	Registrar and Paying Agent:

The Bank of New York Mellon Trust Company, N.A. shall be the registrar and paying agent for the 2027 Notes.

12. Payment	of Additional Amounts:

None.

13. Book-Entry	Procedures:

The 2027 Notes shall be initially issued in the form of global notes registered in the name of Cede & Co., as nominee for The Depository Trust Company, and shall be issued in certificated form only in limited circumstances, in each case, as set forth under Sections 11 and 12 of the Form of 2027 Note. The 2027 Notes shall be initially issued in the form of a total of two global notes, which global notes shall each be in the principal amount of $500,000,000.

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14. Other	Terms:

Sections 2, 3, 4, 5, 6, 8, 9, 10, 11, 12, 13, 14, 15, 16 and 17 of the Form of 2027 Note shall also apply to the 2027 Notes.

The 2027 Notes shall not have any terms or conditions of the type contemplated by clause (ii), (iii), (vi), (vii), (xii), (xiii), (xiv), (xvi), (xvii), (xviii), (xix) or (xx) of Section 3.01(j) of the Indenture.

15. Execution,	Delivery and Dating:

For avoidance of doubt, manual or facsimile signatures pursuant to Section 3.03 of the Indenture shall be deemed to include electronic signatures.

16. Authentication:

The 2027 Notes may be authenticated manually or electronically by the Trustee.

E.    The 2027 Notes shall be issued pursuant to and governed by the Indenture. To the extent that the Indenture’s terms apply to the 2027 Notes specifically or apply to the terms of all Securities of all Series established pursuant to and governed by the Indenture, such terms shall apply to the 2027 Notes.

[Signature page follows]

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IN WITNESS WHEREOF, the undersigned has hereunto executed this Certificate as of the date first written above.

/s/ Matthew Allen
Matthew Allen
Vice President, Finance & Assistant Treasurer

ATTEST:

/s/ Gordon Y. Allison
Gordon Y. Allison
Senior Vice President, Office of the Corporate
Secretary, Chief Counsel for Finance and
Corporate Governance and Assistant Secretary

[Signature Page to Series Terms Certificate for Notes Due 2027]

ANNEX A

FORM OF

SERIES CONSENT

UNANIMOUS WRITTEN CONSENT TO ACTION

IN LIEU OF A SPECIAL MEETING

OF THE EXECUTIVE COMMITTEE OF

THE BOARD OF DIRECTORS

OF WALMART INC.

The undersigned, being all of the members of the Executive Committee of the Board of Directors (the “Executive Committee”) of Walmart Inc., a Delaware corporation (the “Company”), do hereby consent to the adoption of the following resolutions in accordance with the provisions of Section 141(f) of the General Corporation Law of Delaware (the “DGCL”) by executing this written consent or, as contemplated by Section 141(f) of the DGCL and the Amended and Restated Bylaws of the Company, by an electronic transmission noting approval hereof (this “Written Consent”):

WHEREAS, the Company desires to offer and sell promissory notes of up to five series of its senior, unsecured debt securities to be issued pursuant to the terms of the Indenture, dated as of July 19, 2005, between the Company and The Bank of New York Mellon Trust Company, N.A., a national banking association, as trustee (the “Indenture Trustee”), as supplemented by the First Supplemental Indenture, dated as of December 1, 2006, the Second Supplemental Indenture, dated as of December 19, 2014, and the Third Supplemental Indenture, dated as of June 26, 2018, each between the Company and the Trustee (the “Indenture”), in an underwritten public offering made in reliance on the Company’s Registration Statement on Form S-3ASR (Registration No. 333-251124) (the “Registration Statement”), with the aggregate principal amount of all of such promissory notes offered, sold and issued not to exceed $5,000,000,000 (the “Maximum Offering Amount”);

Resolutions Relating to the Note Offering

FURTHER RESOLVED, that five series of senior, unsecured promissory notes of the Company shall be, and they hereby are, created, established and authorized for issuance and sale pursuant to the terms of the Indenture (the “Note Series”), the promissory notes of each of such Note Series (as to each Note Series, the “Notes”) shall be denominated in United States dollars, shall have a maturity date established in accordance with these resolutions and the Indenture that shall be no later than last day of the sixth month next following the thirtieth anniversary of the initial issuance of Notes of such Notes Series by the Company, and shall otherwise have such terms and conditions as are established and approved as provided in, or as shall be established in accordance with, these resolutions and the Indenture; and be it

FURTHER RESOLVED, that the Company is hereby authorized to offer and sell in an SEC-registered, underwritten public offering made in reliance on the Registration Statement (the “Offering”) and issue pursuant to the Indenture such Notes of one or more Note Series as one or more of the Chairman of the Board of Directors, the Chief Executive Officer, any Vice Chairman, the Chief Financial Officer, any Executive Vice President, any Senior Vice President, any Vice President, the Controller and the Treasurer of the Company (each an “Authorized Officer”) shall approve for sale in the Offering, with the aggregate principal amount of the Notes of each Notes Series sold in the Offering and issued to be determined by an Authorized Officer or Authorized Officers and the aggregate principle amount of the

Notes of all Note Series sold in the Offering and issued not to exceed the Maximum Offering Amount; provided that nothing in these resolutions shall restrict or be deemed to restrict the existing authority of the Chief Financial Officer of the Company and the Treasurer of the Company (the “Financial Officers”) to approve the issuance of up to $1,000,000,000 in aggregate principal amount of debt securities of the Company in a single offering and if the Financial Officers approve an issuance of debt securities of the Company pursuant to that authority and designate such debt securities for offer and sale as a part of the Offering (such securities as so designated, the “Additional Debt Securities”), such Additional Debt Securities will constitute and be, for all purposes, Notes of one of the Note Series created, established and authorized for issuance by these resolutions and the Company is hereby authorized to offer and sell the Additional Debt Securities in the Offering, in which event the Maximum Offering Amount shall be increased by an amount equal to the aggregate principal amount of the Additional Debt Securities so authorized by the Financial Officers; and be it

FURTHER RESOLVED, that the Authorized Officers are, and each of them is, hereby authorized, in the name and on behalf of the Company: (i) to establish and to approve the terms and conditions of the Notes of each Note Series, including the maturity date of, and the rate at which interest will accrue on, the Notes of each Note Series; (ii) to determine the aggregate principal amount of the Notes of each Note Series and the aggregate principal amount of the Notes of all Note Series to be offered, sold and issued in the Offering, provided that the aggregate principal amount of the Notes of all Note Series offered, sold and issued in the Offering shall not exceed the Maximum Offering Amount; (iii) to determine that no Notes of one or more of the Note Series or all of the Note Series will be offered, issued or sold; (iv) to approve the form, terms and conditions of all the instruments representing the Notes of each of the Note Series, including global promissory notes representing the Notes of each of the Note Series; and (v) to determine and approve the terms on which and conditions subject to which Notes of any Note Series will be offered and sold by the Company to the Underwriters (as defined below) and to the public in the Offering, which actions of such Authorized Officer or Authorized Officers will be conclusively evidenced by one or more Authorized Officers’ execution, for and on behalf of the Company, of the Underwriting Agreement (as defined below) and a Series Terms Certificate (as defined in the Indenture) with respect to each Note Series as to which such actions are taken in accordance with Section 3.01 of the Indenture, as applicable; and be it

FURTHER RESOLVED, that the Company is hereby authorized (i) to engage Barclays Capital Inc., BofA Securities, Inc., and J.P. Morgan Securities LLC and any one or more other underwriters as shall be designated by an Authorized Officer or Authorized Officers to act as the underwriters of the Offering (collectively, the “Underwriters”); and (ii) to enter into, execute and deliver, and perform its obligations under, a Pricing Agreement and an Underwriting Agreement (collectively, the “Underwriting Agreement”) among, in each case, the Company and the Underwriters, which Underwriting Agreement shall (a) provide for the sale by the Company and the purchase by the Underwriters of Notes of each Note Series of which Notes are to be offered and sold by the Company in the Offering having an aggregate principal amount determined by, and (b) contain such terms, including the price to be paid to the Company by the Underwriters for the Notes to be sold and purchased under the Underwriting Agreement, and conditions approved by, an Authorized Officer or Authorized Officers pursuant to the authority delegated to the Authorized Officers above, with each such determination and approval by an Authorized Officer or Authorized Officers to be conclusively evidenced by the execution by an Authorized Officer, for and on behalf of the Company, of the Underwriting Agreement and any other agreements necessary to effectuate the intent of these resolutions; and be it

FURTHER RESOLVED, that the Indenture Trustee shall be, and it hereby is, authorized and directed to authenticate and deliver the instruments, including any global promissory note or global promissory notes, representing Notes of any Note Series to be sold and issued under the Underwriting Agreement to or upon the written order of the Company as provided in the Indenture; and be it

FURTHER RESOLVED, that the Company shall be, and it hereby is, authorized to issue one or more global promissory notes to represent the Notes of each Note Series sold and to be issued in accordance with these resolutions and not issue Notes of the Note Series in definitive form, each of which global promissory notes shall be in such form as the Authorized Officer executing the same shall approve, such approval to be conclusively evidenced by that Authorized Officer’s execution, for and on behalf of the Company, of such global promissory notes, and to permit each such global promissory note to be registered in the name of The Depository Trust Company (“DTC”), a nominee of DTC or such other person as an Authorized Officer or Authorized Officers shall approve, such approval to be conclusively evidenced by an Authorized Officer’s execution, for and on behalf of the Company, of such global promissory notes, and beneficial interests in the global promissory notes representing the Notes of the Note Series sold pursuant to the Underwriting Agreement and issued to be otherwise shown on, and transfers of such beneficial interests effected through, records maintained by DTC and its respective participants; and be it

General

FURTHER RESOLVED, that the Authorized Officers are, and each of them is, hereby authorized, in the name and on behalf of the Company, to execute and deliver the Underwriting Agreement, the Series Term Certificate for each of the Note Series, and an instrument or instruments representing the Notes of each Notes Series being sold pursuant to the Underwriting Agreement, which instruments may be global promissory notes and shall have an aggregate principal amount equal to the aggregate principal amount of the Notes of each Note Series of which Notes are being offered and sold in the Offering as set forth in the Underwriting Agreement; and be it

FURTHER RESOLVED, that the signatures of the Authorized Officers executing any promissory note of either or both of the Note Series, including any global promissory note or global promissory notes representing the Notes of any Note Series, may be the manual or facsimile signatures of the present or any future Authorized Officers and may be imprinted or otherwise reproduced thereon, and any such facsimile signature shall be binding upon the Company, notwithstanding the fact that at the time the instrument or instruments representing the Notes of each Note Series issued and sold in the Offering are authenticated and delivered and disposed of, the person whose facsimile signature appears on any instrument or instruments shall have ceased to be an Authorized Officer; and be it

FURTHER RESOLVED, that, without in any way limiting the authority heretofore granted to any Authorized Officer, the Authorized Officers shall be, and each of them singly is, authorized and empowered to do and perform all such acts and things and to execute and deliver, for and on behalf of the Company, any and all agreements, documents, certificates and instruments and to take any and all such actions as they may deem necessary, desirable or proper in order to carry out the intent and purpose of the foregoing resolutions and for the Company to perform its obligations under or with respect to the Underwriting Agreement, the Indenture and the Notes of each Note Series sold under the Underwriting Agreement, and to incur and pay on behalf of the Company all such expenses, obligations and fees in connection therewith as they may deem proper.

ANNEX B

FORM OF 2027 NOTE

[See Exhibit 4.6 to this Form 8-K]